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                                                                 EXHIBIT 10.20.2

                             ESTOPPEL CERTIFICATE
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The undersigned ("Tenant") hereby certifies ATC Partners LLC, a California
Limited Liability Company, or it's Assignee, EastWest Bank, ("Buyer"), as follows:

Attached to this Estoppel Certificate is an accurate and complete copy of the Lease dated March 5, 1997 (and all amendments and modifications thereto and
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guaranties thereof) between The Equitable Life Assurance Society Of The United
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States as Landlord, and Intek Information Inc., a Delaware Corporation, as
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Tenant, under which Tenant leases the space described in the Lease in the building located at 24301 Southland Drive, Suite 300, Hayward, California.  The
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term of the Lease commenced on, May 2, 1997 and ends on May 1, 2000 and full
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rent is now accruing under the Lease, which is $8,321.50 per month for base rent
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and, $0 per month for operating expenses and taxes.  Such base rent has been
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paid through September 30, 1998.  No other monthly rent or prepaid rent has been
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paid. The Landlord holds a security deposit of $8,321.50 under the Lease.
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Tenant has accepted possession of the premises under the Lease, all improvements and construction required to be performed by the Landlord under the Lease have been completed to the satisfaction of Tenant, and no money is owed to Tenant for improvements or otherwise under the Lease. The Lease is in full force and effect, has not been amended or modified (except for the amendments or modifications, if any, attached to this Estoppel Certificate), and constitutes the entire agreement and only lease between the Landlord and Tenant relating to such building. There is no breach or default by the Landlord under the Lease and Tenant has no defense, claim or demand against the Landlord, under the Lease or otherwise, which can be offset against rents or other charges due or to become due under the Lease. Tenant has not assigned the Lease or subleased all or any party of the premises thereunder. Tenant is not a debtor in any bankruptcy case or other insolvency proceeding relating to Tenant.

The foregoing information is accurate and complete. Tenant acknowledges that Buyer will rely on this Estoppel Certificate in purchasing such building from the current owner and Tenant agrees that Buyer shall have the right to rely on this Estoppel Certificate.

Dated:  September 24, 1998.


/s/  Kris E. Danielson
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Vice President/Assistant Secretary
Intek Information, Inc., a
Delaware Corporation

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